PROSPECTUS

DECEMBER 30, 2005

FUTURITY SELECT FOUR PLUS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds").
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VP Growth and Income Portfolio	AIM V.I. Dynamics Fund[1]
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Growth Equity Funds
Securities Fund - Class 2	AIM V.I. Small Company Growth Fund[2]
Lord Abbett Series Fund Growth and Income Portfolio	AllianceBernstein VP Small Cap Growth Portfolio[5]
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Small-Cap Value Equity Funds
AIM V.I. Capital Appreciation Fund Series II Shares	SCSM Value Small Cap Fund
AIM V.I. Core Equity Fund Series II Shares	Large-Cap Growth Sector Equity Funds
AIM V.I. Premier Equity Fund Series II Shares	AllianceBernstein VP Global Technology Portfolio[4]
AllianceBernstein VP Worldwide Privatization Portfolio	Large-Cap Value Sector Equity Funds
Fidelity VIP Overseas Portfolio, Service Class 2	MFS/ Sun Life Utilities - S Class
Goldman Sachs VIT CORESM U.S. Equity Fund	Mid-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund®
Rydex VT Nova Fund	Mid-Cap Blend Sector Equity Funds
SCSM Davis Venture Value Fund	Sun CapitalSM All Cap Fund
Large-Cap Growth Equity Funds	High-Quality Intermediate-Term Bond Funds
AIM V.I. Growth Fund Series II Shares	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund Series II Shares	Sun Capital Investment Grade Bond Fund®
AllianceBernstein VP Large Cap Growth Portfolio[3]	High-Quality Long-Term Bond Funds
Fidelity VIP Contrafund® Portfolio, Service Class 2	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Growth Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Goldman Sachs VIT Capital Growth Fund	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Short-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield - S Class
Stock - S Class	Low-Quality Intermediate-Term Bond Fund
Rydex VT OTC Fund	PIMCO VIT High Yield Portfolio
Mid-Cap Value Equity Funds	Money Market Fund
First Eagle VFT Overseas Variable Series	Sun Capital Money Market Fund®
Lord Abbett Series Fund Mid Cap Value Portfolio

___________________________________________

1 Formerly known as the INVESCO VIF Dynamics Fund.

2 Formerly known as the INVESCO VIF Small Company Growth Fund.

3 Formerly known as the AllianceBernstein VP Premier Growth Portfolio.

4 Formerly known as the AllianceBernstein VP Technology Portfolio.

5 Formerly known as the AllianceBernstein VP Quasar Portfolio.

A I M Advisors, Inc. advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. Alliance Capital Management, LP advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Funds. Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. Rydex Global Advisors advises the Rydex Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Value Small Cap Fund (sub-advised by OpCap Advisors); SCSM Blue Chip Mid Cap Fund, (sub-advised by Wellington Management Company, LLP). Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton® Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 51 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options:  The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Optional Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns Benefit *

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit *

Revocation of the Secured Returns Benefit *

Renewal of the Secured Returns Benefit *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Secured Returns Benefit Examples *

Appendix J - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Four Plus Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

In addition, we deduct a mortality and expense risk charge of 1.30% of the average daily value of the Contract invested in the Variable Account (1.50% if you are age 76 or older on the Open Date). We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year and declines to 0% after four years.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the Maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on the Open Date, the basic death benefit pays the greatest of your Account Value, your Surrender Value, or your total Purchase Payments (adjusted for withdrawals), all calculated as of your Death Benefit Date. If you were 86 or older on the Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. During the first four Account Years, this "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments made. All other amounts are subject to the withdrawal charge. After the end of the fourth Account Year, any amount you withdraw is free of withdrawal charges. In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:
Sun Life Assurance Company of Canada (U.S.)
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (888) 786-2435

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Transfer Fee (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Account Years Since Issue Date	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4 or more	0%

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.50%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.85%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.50%****
*	The Annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.30% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Riders Elected	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider with the EEB Premier rider, we will assess your Contract the maximum annual charge of 0.65% of your average daily net assets. In this case, there will be no separate charge for the optional death benefit rider. If you elect the Optional Living Benefit Rider with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. In either case, we will continue to deduct this annual charge until you annuitize your Contract or your Optional Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, prior to any fee waiver or expense reimbursement)	0.65%	3.45%*
*

The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are 0.65% and 1.90%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,313	$2,395	$2,947	$5,742
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$ 602	$1,787	$2,947	$5,742

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit riders and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that required by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:  THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a statement of additional information for each Fund, may be obtained without charge from the company by calling (888) 786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns Benefit. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to inforce service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant special Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation Program

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal Program

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program.

Under this program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. The withdrawals under this program may be subject to surrender charges or a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing this option.

You may change or stop this program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Issue Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

Number of
Account Years	Withdrawal
Since Your Issue Date	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date,

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%, if you are age 75 or younger on the Open Date (1.50%, if you are age 76 or older on the Open Date). If your initial Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                   *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been canceled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be canceled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which or before your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on your Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals, Withdrawal Charge and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year periods certain are not available if your Account has been issued within the past 4 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.65% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value.

If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of your account, other than:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts.  If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns Benefit".) This reduction could significantly reduce the value of the Secured Returns Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.50% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." The Contracts were first offered in 2002. During 2002, approximately $176,790 in commissions was paid to and retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

--------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Futurity Select Four Plus Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant and while the Owner is still alive during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable

Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE", "US", "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the Owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
				Payment
		Hypothetical	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Amount	Charge	Percentage	Amount
(a)	1	$41,000	$ 4,000	$37,000	8.00%	$2,960
	2	$44,200	$ 4,000	$40,000	8.00%	$3,200
(b)	3	$47,700	$ 4,000	$40,000	7.00%	$2,800
	4	$51,500	$ 4,000	$40,000	6.00%	$2,400
(c)	5	$55,600	$55,600	$ 0	0.00%	$ 0
	6	$60,000	$60,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c)	In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of four partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.
							Remaining
	Hypothetical	Free		Amount of			Free
	Account	Withdrawal		Withdrawal			Withdrawal	Hypothetical
	Value	Amount		Subject to	Withdrawal	Withdrawal	Amount	Account
Account	Before	Before	Amount of	Withdrawal	Charge	Charge	After	Value after
Year	Withdrawal	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal	Withdrawal

1	$41,000	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$41,000
2	$44,200	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$44,200
3	$47,700	$4,000	$ 0	$ 0	7.00%	$ 0	$4,000	$47,700
(a)4	$48,200	$4,000	$ 3,000	$ 0	6.00%	$ 0	$1,000	$45,200
(b)4	$46,000	$1,000	$ 8,000	$ 7,000	6.00%	$ 420	$ 0	$38,000
(c)4	$38,250	$ 0	$12,000	$12,000	6.00%	$ 720	$ 0	$26,250
(d)4	$26,650	$ 0	$22,000	$21,000	6.00%	$ 1,260	$ 0	$ 4,650

Totals			$45,000	$40,000	6.00%	$2,400	$ 0	$ 4,650

(a)

In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c)

Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d)

Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0. Note that if the $4,650 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

PART 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

     The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

     These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

    The MVA factor       =      [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                        =     (.981^ 2) -1

                                        =     .963 -1

                                        =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

    The MVA factor       =     [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                        =     (1.010 ^ 2) -1

                                        =     1.019 -1

                                        =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 76,500.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 57,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal / Account Value before withdrawal) = $100,000 x ($120,000 / $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal/Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the Owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013 is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,000, i.e., ($132,000 - ($10,500 x 5 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year
AIM V.I. Capital Appreciation Fund Series II - Level 1	2004	9.4957	9.9300	5,405
	2003	7.4738	9.4957	2,762
	2002	10.0000	7.4738	482

AIM V.I. Capital Appreciation Fund Series II - Level 2	2004	9.4617	9.8742	20,577
	2003	7.4622	9.4617	9,831
	2002	10.0000	7.4622	5,391

AIM V.I. Capital Appreciation Fund Series II - Level 3	2004	9.4532	9.8604	0
	2003	7.4593	9.4532	11,602
	2002	10.0000	7.4593	1,842

AIM V.I. Capital Appreciation Fund Series II - Level 4	2004	9.4277	9.8187	20,886
	2003	7.4505	9.4277	15,356
	2002	10.0000	7.4505	2,338

AIM V.I. Capital Appreciation Fund Series II - Level 5	2004	9.4192	9.8048	0
	2003	7.4476	9.4192	0
	2002	10.0000	7.4476	0

AIM V.I. Capital Appreciation Fund Series II - Level 6	2004	9.3938	9.7633	0
	2003	7.4389	9.3938	0
	2002	10.0000	7.4389	0

AIM V.I. Capital Appreciation Fund Series II - Level 7	2004	11.7788	12.2359	0
	2003	10.0000	11.7788	0

AIM V.I. Capital Appreciation Fund Series II - Level 8	2004	11.7635	12.1949	0
	2003	10.0000	11.7635	0

AIM V.I. Growth Fund Series II - Level 1	2004	9.0830	9.6473	5,947
	2003	7.0563	9.0830	5,083
	2002	10.0000	7.0563	2,735

AIM V.I. Growth Fund Series II - Level 2	2004	9.0504	9.5931	14,223
	2003	7.0453	9.0504	8,709
	2002	10.0000	7.0453	5,198

AIM V.I. Growth Fund Series II - Level 3	2004	9.0424	9.5797	25,640
	2003	7.0426	9.0424	0
	2002	10.0000	7.0426	0

AIM V.I. Growth Fund Series II - Level 4	2004	9.0179	9.5392	3,820
	2003	7.0343	9.0179	3,786
	2002	10.0000	7.0343	1,148

AIM V.I. Growth Fund Series II - Level 5	2004	9.0098	9.5257	0
	2003	7.0316	9.0098	0
	2002	10.0000	7.0316	0

AIM V.I. Growth Fund Series II - Level 6	2004	8.9855	9.4854	0
	2003	7.0233	8.9855	0
	2002	10.0000	7.0233	0

AIM V.I. Growth Fund Series II - Level 7	2004	11.7485	12.3958	0
	2003	10.0000	11.7485	0

AIM V.I. Growth Fund Series II - Level 8	2004	11.7332	12.3543	0
	2003	10.0000	11.7332	0

AIM V.I. Core Equity Fund Series II - Level 1	2004	10.0433	10.7338	1,604
	2003	8.2251	10.0433	1,606
	2002	10.0000	8.2251	160

AIM V.I. Core Equity Fund Series II - Level 2	2004	10.0073	10.6735	12,268
	2003	8.2123	10.0073	12,935
	2002	10.0000	8.2123	4,850

AIM V.I. Core Equity Fund Series II - Level 3	2004	9.9984	10.6586	0
	2003	8.2091	9.9984	0
	2002	10.0000	8.2091	0

AIM V.I. Core Equity Fund Series II - Level 4	2004	9.9714	10.6135	2,726
	2003	8.1995	9.9714	2,728
	2002	10.0000	8.1995	1,481

AIM V.I. Core Equity Fund Series II - Level 5	2004	9.9624	10.5985	0
	2003	8.1963	9.9624	0
	2002	10.0000	8.1963	0

AIM V.I. Core Equity Fund Series II - Level 6	2004	9.9355	10.5537	4,700
	2003	8.1868	9.9355	3,745
	2002	10.0000	8.1868	0

AIM V.I. Core Equity Fund Series II - Level 7	2004	11.6348	12.3524	0
	2003	10.0000	11.6348	0

AIM V.I. Core Equity Fund Series II - Level 8	2004	11.6197	12.3109	0
	2003	10.0000	11.6197	0

AIM V. I. International Growth Fund Series II - Level 1	2004	10.3584	12.6019	10,927
	2003	8.1899	10.3584	5,903
	2002	10.0000	8.1899	1,300

AIM V. I. International Growth Fund Series II - Level 2	2004	10.3213	12.5311	13,654
	2003	8.1772	10.3213	13,294
	2002	10.0000	8.1772	0

AIM V. I. International Growth Fund Series II - Level 3	2004	10.3121	12.5136	0
	2003	8.1740	10.3121	0
	2002	10.0000	8.1740	0

AIM V. I. International Growth Fund Series II - Level 4	2004	10.2842	12.4607	2,037
	2003	8.1645	10.2842	2,122
	2002	10.0000	8.1645	2,164

AIM V. I. International Growth Fund Series II - Level 5	2004	10.2750	12.4431	0
	2003	8.1613	10.2750	0
	2002	10.0000	8.1613	0

AIM V. I. International Growth Fund Series II - Level 6	2004	10.2473	12.3905	0
	2003	8.1517	10.2473	0
	2002	10.0000	8.1517	0

AIM V. I. International Growth Fund Series II - Level 7	2004	12.3336	14.9055	0
	2003	10.0000	12.3336	0

AIM V. I. International Growth Fund Series II - Level 8	2004	12.3175	14.8555	0
	2003	10.0000	12.3175	0

AIM V. I. Premier Equity Fund - Level 1	2004	8.7349	9.0623	21
	2003	7.1148	8.7349	21
	2002	10.0000	7.1148	0

AIM V. I. Premier Equity Fund Series II - Level 2	2004	8.7036	9.0114	4,602
	2003	7.1037	8.7036	2,302
	2002	10.0000	7.1037	1,507

AIM V. I. Premier Equity Fund Series II - Level 3	2004	8.6959	8.9988	0
	2003	7.1009	8.6959	0
	2002	10.0000	7.1009	0

AIM V. I. Premier Equity Fund Series II - Level 4	2004	8.6724	8.9607	1,546
	2003	7.0926	8.6724	1,579
	2002	10.0000	7.0926	247

AIM V. I. Premier Equity Fund Series II - Level 5	2004	8.6646	8.9480	0
	2003	7.0899	8.6646	0
	2002	10.0000	7.0899	0

AIM V. I. Premier Equity Fund Series II - Level 6	2004	8.6412	8.9102	0
	2003	7.0816	8.6412	0
	2002	10.0000	7.0816	0

AIM V. I. Premier Equity Fund Series II - Level 7	2004	11.3905	11.7390	0
	2003	10.0000	11.3905	0

AIM V. I. Premier Equity Fund Series II - Level 8	2004	11.3756	11.6997	0
	2003	10.0000	11.3756	0

AllianceBernstein VP Premier Growth Portfolio - Level 1	2004	8.8406	9.4199	25,244
	2003	7.2863	8.8406	14,658
	2002	10.0000	7.2863	2,330

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	8.8090	9.3670	34,662
	2003	7.2749	8.8090	31,520
	2002	10.0000	7.2749	10,954

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	8.8011	9.3539	0
	2003	7.2721	8.8011	0
	2002	10.0000	7.2721	0

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	8.7773	9.3143	4,766
	2003	7.2636	8.7773	6,367
	2002	10.0000	7.2636	5,428

AllianceBernstein VP Premier Growth Portfolio - Level 5	2004	8.7694	9.3012	0
	2003	7.2608	8.7694	0
	2002	10.0000	7.2608	0

AllianceBernstein VP Premier Growth Portfolio - Level 6	2004	8.7458	9.2618	0
	2003	7.2523	8.7458	3,560
	2002	10.0000	7.2523	3,436

AllianceBernstein VP Premier Growth Portfolio - Level 7	2004	11.0552	11.7015	0
	2003	10.0000	11.0552	0

AllianceBernstein VP Premier Growth Portfolio - Level 8	2004	11.0408	11.6623	0
	2003	10.0000	11.0408	0

AllianceBernstein VP Technology Portfolio - Level 1	2004	8.6127	8.9011	8,772
	2003	6.0902	8.6127	8,850
	2002	10.0000	6.0902	4,638

AllianceBernstein VP Technology Portfolio - Level 2	2004	8.5819	8.8511	8,672
	2003	6.0807	8.5819	28,951
	2002	10.0000	6.0807	2,013

AllianceBernstein VP Technology Portfolio - Level 3	2004	8.5742	8.8387	0
	2003	6.0784	8.5742	0
	2002	10.0000	6.0784	0

AllianceBernstein VP Technology Portfolio - Level 4	2004	8.5511	8.8013	1,033
	2003	6.0712	8.5511	1,885
	2002	10.0000	6.0712	0

AllianceBernstein VP Technology Portfolio - Level 5	2004	8.5434	8.7889	0
	2003	6.0689	8.5434	0
	2002	10.0000	6.0689	0

AllianceBernstein VP Technology Portfolio - Level 6	2004	8.5203	8.7517	0
	2003	6.0618	8.5203	0
	2002	10.0000	6.0618	0

AllianceBernstein VP Technology Portfolio - Level 7	2004	12.4572	12.7890	0
	2003	10.0000	12.4572	0

AllianceBernstein VP Technology Portfolio - Level 8	2004	12.4410	12.7461	0
	2003	10.0000	12.4410	0

AllianceBernstein VP Growth and Income Portfolio - Level 1	2004	9.8180	10.7391	21,299
	2003	7.5520	9.8180	22,458
	2002	10.0000	7.5520	13,267

AllianceBernstein VP Growth and Income Portfolio - Level 2	2004	9.7828	10.6788	81,820
	2003	7.5403	9.7828	109,949
	2002	10.0000	7.5403	17,112

AllianceBernstein VP Growth and Income Portfolio - Level 3	2004	9.7741	10.6639	0
	2003	7.5373	9.7741	0
	2002	10.0000	7.5373	681

AllianceBernstein VP Growth and Income Portfolio - Level 4	2004	9.7477	10.6188	144,540
	2003	7.5285	9.7477	122,706
	2002	10.0000	7.5285	35,669

AllianceBernstein VP Growth and Income Portfolio - Level 5	2004	9.7389	10.6038	0
	2003	7.5256	9.7389	0
	2002	10.0000	7.5256	0

AllianceBernstein VP Growth and Income Portfolio - Level 6	2004	9.7127	10.5589	0
	2003	7.5168	9.7127	1,022
	2002	10.0000	7.5168	0

AllianceBernstein VP Growth and Income Portfolio - Level 7	2004	11.7678	12.7865	0
	2003	10.0000	11.7678	0

AllianceBernstein VP Growth and Income Portfolio - Level 8	2004	11.7524	12.7437	0
	2003	10.0000	11.7524	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	12.5979	15.3598	1,134
	2003	8.9529	12.5979	287
	2002	10.0000	8.9529	356

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	12.5528	15.2736	29,892
	2003	8.9391	12.5528	18,775
	2002	10.0000	8.9391	10,905

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	12.5416	15.2522	0
	2003	8.9356	12.5416	0
	2002	10.0000	8.9356	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	12.5078	15.1877	22,232
	2003	8.9251	12.5078	18,826
	2002	10.0000	8.9251	142

AllianceBernstein VP Worldwide Privatization Portfolio - Level 5	2004	12.4965	15.1663	0
	2003	8.9217	12.4965	0
	2002	10.0000	8.9217	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 6	2004	12.4628	15.1022	0
	2003	8.9112	12.4628	0
	2002	10.0000	8.9112	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 7	2004	13.3735	16.1974	0
	2003	10.0000	13.3735	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 8	2004	13.3561	16.1432	0
	2003	10.0000	13.3561	0

AllianceBernstein VP Quasar Portfolio - Level 1**	2004	9.9581	11.2022	0
	2003	6.8102	9.9581	1,750
	2002	10.0000	6.8102	0

AllianceBernstein VP Quasar Portfolio - Level 2**	2004	9.9224	11.1393	431
	2003	6.7996	9.9224	804
	2002	10.0000	6.7996	0

AllianceBernstein VP Quasar Portfolio - Level 3**	2004	9.9136	11.1237	0
	2003	6.7969	9.9136	0
	2002	10.0000	6.7969	0

AllianceBernstein VP Quasar Portfolio - Level 4**	2004	9.8868	11.0766	959
	2003	6.7890	9.8868	0
	2002	10.0000	6.7890	0

AllianceBernstein VP Quasar Portfolio - Level 5**	2004	9.8779	11.0610	0
	2003	6.7863	9.8779	0
	2002	10.0000	6.7863	0

AllianceBernstein VP Quasar Portfolio - Level 6**	2004	9.8513	11.0142	6,479
	2003	6.7784	9.8513	6,118
	2002	10.0000	6.7784	0

AllianceBernstein VP Quasar Portfolio - Level 7**	2004	13.3312	14.8973	0
	2003	10.0000	13.3312	0

AllianceBernstein VP Quasar Portfolio - Level 8**	2004	13.3138	14.8474	0
	2003	10.0000	13.3138	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 1	2004	10.9434	12.3939	34,318
	2003	8.6796	10.9434	25,062
	2002	10.0000	8.6796	14,739

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 2	2004	10.9042	12.3243	138,852
	2003	8.6661	10.9042	120,767
	2002	10.0000	8.6661	30,526

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 3	2004	10.8945	12.3071	0
	2003	8.6627	10.8945	0
	2002	10.0000	8.6627	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 4	2004	10.8651	12.2550	111,082
	2003	8.6526	10.8651	82,167
	2002	10.0000	8.6526	16,393

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 5	2004	10.8553	12.2377	0
	2003	8.6492	10.8553	0
	2002	10.0000	8.6492	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 6	2004	10.8261	12.1860	8,193
	2003	8.6391	10.8261	7,760
	2002	10.0000	8.6391	1,425

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 7	2004	12.0045	13.5055	525
	2003	10.0000	12.0045	579

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 8	2004	11.9888	13.4603	0
	2003	10.0000	11.9888	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 1	2004	10.8690	12.1124	5,920
	2003	7.7261	10.8690	4,019
	2002	10.0000	7.7261	3,463

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 2	2004	10.8301	12.0444	15,078
	2003	7.7141	10.8301	18,692
	2002	10.0000	7.7141	13,391

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 3	2004	10.8204	12.0275	0
	2003	7.7111	10.8204	0
	2002	10.0000	7.7111	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 4	2004	10.7912	11.9766	15,785
	2003	7.7021	10.7912	5,417
	2002	10.0000	7.7021	5,543

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 5	2004	10.7815	11.9597	0
	2003	7.6991	10.7815	0
	2002	10.0000	7.6991	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 6	2004	10.7524	11.9092	0
	2003	7.6901	10.7524	0
	2002	10.0000	7.6901	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 7	2004	13.8584	15.3414	0
	2003	10.0000	13.8584	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 8	2004	13.8404	15.2900	0
	2003	10.0000	13.8404	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 1	2004	9.0774	9.2060	106,549
	2003	6.9635	9.0774	83,250
	2002	10.0000	6.9635	19,509

Fidelity VIP Growth Portfolio, Service Class 2 - Level 2	2004	9.0449	9.1543	281,209
	2003	6.9527	9.0449	288,288
	2002	10.0000	6.9527	61,413

Fidelity VIP Growth Portfolio, Service Class 2 - Level 3	2004	9.0368	9.1414	9,237
	2003	6.9500	9.0368	37,183
	2002	10.0000	6.9500	6,968

Fidelity VIP Growth Portfolio, Service Class 2 - Level 4	2004	9.0124	9.1028	219,387
	2003	6.9419	9.0124	191,874
	2002	10.0000	6.9419	63,511

Fidelity VIP Growth Portfolio, Service Class 2 - Level 5	2004	9.0043	9.0899	1,994
	2003	6.9392	9.0043	1,814
	2002	10.0000	6.9392	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 6	2004	8.9800	9.0515	26,880
	2003	6.9311	8.9800	23,636
	2002	10.0000	6.9311	9,292

Fidelity VIP Growth Portfolio, Service Class 2 - Level 7	2004	11.8651	11.9534	8,158
	2003	10.0000	11.8651	6,867

Fidelity VIP Growth Portfolio, Service Class 2 - Level 8	2004	11.8496	11.9133	1,251
	2003	10.0000	11.8496	1,066

Franklin Templeton Growth Securites Fund - Level 1	2004	13.7572	15.6980	3,000
	2003	10.5860	13.7572	368
	2002	10.0000	10.5860	0

Franklin Templeton Growth Securites Fund - Level 2	2004	13.7222	15.6261	80,500
	2003	10.5805	13.7222	25,698
	2002	10.0000	10.5805	0

Franklin Templeton Growth Securites Fund - Level 3	2004	13.7135	15.6083	0
	2003	10.5792	13.7135	0
	2002	10.0000	10.5792	0

Franklin Templeton Growth Securites Fund - Level 4	2004	13.6872	15.5545	475
	2003	10.5751	13.6872	478
	2002	10.0000	10.5751	0

Franklin Templeton Growth Securites Fund - Level 5	2004	13.6785	15.5366	0
	2003	10.5737	13.6785	0
	2002	10.0000	10.5737	0

Franklin Templeton Growth Securites Fund - Level 6	2004	13.6523	15.4830	4,192
	2003	10.5697	13.6523	2,841
	2002	10.0000	10.5697	0

Franklin Templeton Growth Securites Fund - Level 7	2004	12.4959	14.1642	0
	2003	10.0000	12.4959	0

Franklin Templeton Growth Securites Fund - Level 8	2004	12.4796	14.1168	0
	2003	10.0000	12.4796	0

Franklin Templeton Foreign Securites Fund - Level 1	2004	13.5834	15.8340	1,800
	2003	10.4461	13.5834	1,333
	2002	10.0000	10.4461	414

Franklin Templeton Foreign Securites Fund - Level 2	2004	13.5489	15.7615	17,603
	2003	10.4408	13.5489	14,195
	2002	10.0000	10.4408	5,560

Franklin Templeton Foreign Securites Fund - Level 3	2004	13.5403	15.7435	0
	2003	10.4394	13.5403	0
	2002	10.0000	10.4394	0

Franklin Templeton Foreign Securites Fund - Level 4	2004	13.5143	15.6892	1,400
	2003	10.4354	13.5143	145
	2002	10.0000	10.4354	0

Franklin Templeton Foreign Securites Fund - Level 5	2004	13.5057	15.6711	0
	2003	10.4341	13.5057	0
	2002	10.0000	10.4341	0

Franklin Templeton Foreign Securites Fund - Level 6	2004	13.4798	15.6171	0
	2003	10.4300	13.4798	0
	2002	10.0000	10.4300	0

Franklin Templeton Foreign Securites Fund - Level 7	2004	12.6636	14.6640	0
	2003	10.0000	12.6636	0

Franklin Templeton Foreign Securites Fund - Level 8	2004	12.6471	14.6148	0
	2003	10.0000	12.6471	0

First Eagle Overseas Variable Fund - Level 1	2004	16.5449	20.7366	121,514
	2003	11.1348	16.5449	111,302
	2002	10.0000	11.1348	26,682

First Eagle Overseas Variable Fund - Level 2	2004	16.5029	20.6417	254,797
	2003	11.1291	16.5029	199,782
	2002	10.0000	11.1291	62,106

First Eagle Overseas Variable Fund - Level 3	2004	16.4924	20.6181	16,560
	2003	11.1276	16.4924	14,822
	2002	10.0000	11.1276	2,874

First Eagle Overseas Variable Fund - Level 4	2004	16.4608	20.5470	249,376
	2003	11.1233	16.4608	250,096
	2002	10.0000	11.1233	70,943

First Eagle Overseas Variable Fund - Level 5	2004	16.4503	20.5234	1,963
	2003	11.1219	16.4503	2,052
	2002	10.0000	11.1219	0

First Eagle Overseas Variable Fund - Level 6	2004	16.4188	20.4527	27,219
	2003	11.1176	16.4188	27,639
	2002	10.0000	11.1176	9,961

First Eagle Overseas Variable Fund - Level 7	2004	13.5371	16.8543	11,975
	2003	10.0000	13.5371	11,951

First Eagle Overseas Variable Fund - Level 8	2004	13.5194	16.7978	1,959
	2003	10.0000	13.5194	1,998

Goldman Sachs VIT CORE U.S. Equity Fund - Level 1	2004	9.8566	11.1419	2,141
	2003	7.7403	9.8566	2,940
	2002	10.0000	7.7403	1,295

Goldman Sachs VIT CORE U.S. Equity Fund - Level 2	2004	9.8213	11.0793	19,405
	2003	7.7283	9.8213	15,517
	2002	10.0000	7.7283	1,343

Goldman Sachs VIT CORE U.S. Equity Fund - Level 3	2004	9.8125	11.0638	0
	2003	7.7253	9.8125	0
	2002	10.0000	7.7253	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 4	2004	9.7860	11.0170	36,978
	2003	7.7163	9.7860	29,564
	2002	10.0000	7.7163	3,165

Goldman Sachs VIT CORE U.S. Equity Fund - Level 5	2004	9.7772	11.0015	0
	2003	7.7133	9.7772	0
	2002	10.0000	7.7133	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 6	2004	9.7508	10.9549	0
	2003	7.7042	9.7508	0
	2002	10.0000	7.7042	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 7	2004	12.0206	13.4981	0
	2003	10.0000	12.0206	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 8	2004	12.0050	13.4529	0
	2003	10.0000	12.0050	0

Goldman Sachs VIT Capital Growth Fund - Level 1	2004	9.2820	9.9580	5,479
	2003	7.6271	9.2820	4,833
	2002	10.0000	7.6271	1,950

Goldman Sachs VIT Capital Growth Fund - Level 2	2004	9.2487	9.9021	14,808
	2003	7.6152	9.2487	10,407
	2002	10.0000	7.6152	6,153

Goldman Sachs VIT Capital Growth Fund - Level 3	2004	9.2404	9.8882	0
	2003	7.6123	9.2404	0
	2002	10.0000	7.6123	0

Goldman Sachs VIT Capital Growth Fund - Level 4	2004	9.2155	9.8464	15,204
	2003	7.6034	9.2155	7,523
	2002	10.0000	7.6034	4,566

Goldman Sachs VIT Capital Growth Fund - Level 5	2004	9.2072	9.8325	0
	2003	7.6004	9.2072	0
	2002	10.0000	7.6004	0

Goldman Sachs VIT Capital Growth Fund - Level 6	2004	9.1824	9.7909	5,041
	2003	7.5915	9.1824	0
	2002	10.0000	7.5915	0

Goldman Sachs VIT Capital Growth Fund - Level 7	2004	11.2771	12.0183	0
	2003	10.0000	11.2771	0

Goldman Sachs VIT Capital Growth Fund - Level 8	2004	11.2624	11.9780	0
	2003	10.0000	11.2624	0

INVESCO VIF Dynamics Fund - Level 1	2004	9.4385	10.5205	1,156
	2003	6.9630	9.4385	1,139
	2002	10.0000	6.9630	0

INVESCO VIF Dynamics Fund - Level 2	2004	9.4046	10.4614	5,905
	2003	6.9522	9.4046	6,748
	2002	10.0000	6.9522	378

INVESCO VIF Dynamics Fund - Level 3	2004	9.3963	10.4468	0
	2003	6.9495	9.3963	0
	2002	10.0000	6.9495	0

INVESCO VIF Dynamics Fund - Level 4	2004	9.3709	10.4026	330
	2003	6.9414	9.3709	2,356
	2002	10.0000	6.9414	334

INVESCO VIF Dynamics Fund - Level 5	2004	9.3625	10.3879	0
	2003	6.9386	9.3625	0
	2002	10.0000	6.9386	0

INVESCO VIF Dynamics Fund - Level 6	2004	9.3372	10.3440	0
	2003	6.9305	9.3372	2,612
	2002	10.0000	6.9305	0

INVESCO VIF Dynamics Fund - Level 7	2004	12.3239	13.6457	0
	2003	10.0000	12.3239	0

INVESCO VIF Dynamics Fund - Level 8	2004	12.3079	13.6000	0
	2003	10.0000	12.3079	0

INVESCO VIF Small Company Growth Fund - Level 1	2004	9.6682	10.8295	3,003
	2003	7.3672	9.6682	2,066
	2002	10.0000	7.3672	1,176

INVESCO VIF Small Company Growth Fund - Level 2	2004	9.6336	10.7687	5,485
	2003	7.3557	9.6336	5,094
	2002	10.0000	7.3557	1,331

INVESCO VIF Small Company Growth Fund - Level 3	2004	9.6250	10.7536	12,308
	2003	7.3529	9.6250	0
	2002	10.0000	7.3529	0

INVESCO VIF Small Company Growth Fund - Level 4	2004	9.5990	10.7081	22,435
	2003	7.3443	9.5990	18,516
	2002	10.0000	7.3443	3,923

INVESCO VIF Small Company Growth Fund - Level 5	2004	9.5904	10.6930	0
	2003	7.3414	9.5904	0
	2002	10.0000	7.3414	0

INVESCO VIF Small Company Growth Fund - Level 6	2004	9.5645	10.6478	0
	2003	7.3328	9.5645	0
	2002	10.0000	7.3328	0

INVESCO VIF Small Company Growth Fund - Level 7	2004	12.3663	13.7599	0
	2003	10.0000	12.3663	0

INVESCO VIF Small Company Growth Fund - Level 8	2004	12.3502	13.7138	0
	2003	10.0000	12.3502	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 1	2004	10.0626	11.1483	176,163
	2003	7.8094	10.0626	136,607
	2002	10.0000	7.8094	30,106

Lord Abbett Series Fund Growth and Income Portfolio - Level 2	2004	10.0266	11.0857	288,947
	2003	7.7972	10.0266	295,477
	2002	10.0000	7.7972	114,437

Lord Abbett Series Fund Growth and Income Portfolio - Level 3	2004	10.0176	11.0702	30,492
	2003	7.7942	10.0176	33,525
	2002	10.0000	7.7942	5,739

Lord Abbett Series Fund Growth and Income Portfolio - Level 4	2004	9.9906	11.0234	323,543
	2003	7.7851	9.9906	285,309
	2002	10.0000	7.7851	101,048

Lord Abbett Series Fund Growth and Income Portfolio - Level 5	2004	9.9816	11.0078	1,696
	2003	7.7821	9.9816	1,652
	2002	10.0000	7.7821	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 6	2004	9.9546	10.9612	21,397
	2003	7.7730	9.9546	23,617
	2002	10.0000	7.7730	11,872

Lord Abbett Series Fund Growth and Income Portfolio - Level 7	2004	11.9325	13.1323	7,468
	2003	10.0000	11.9325	6,889

Lord Abbett Series Fund Growth and Income Portfolio - Level 8	2004	11.9169	13.0883	1,145
	2003	10.0000	11.9169	1,069

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 1	2004	10.3345	12.6072	109,198
	2003	8.4227	10.3345	101,524
	2002	10.0000	8.4227	24,557

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 2	2004	10.2975	12.5364	233,291
	2003	8.4096	10.2975	231,893
	2002	10.0000	8.4096	82,266

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 3	2004	10.2883	12.5189	24,563
	2003	8.4064	10.2883	15,036
	2002	10.0000	8.4064	2,565

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 4	2004	10.2605	12.4659	223,004
	2003	8.3965	10.2605	207,952
	2002	10.0000	8.3965	73,152

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 5	2004	10.2513	12.4483	1,144
	2003	8.3933	10.2513	1,186
	2002	10.0000	8.3933	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 6	2004	10.2236	12.3957	25,358
	2003	8.3835	10.2236	30,134
	2002	10.0000	8.3835	11,519

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 7	2004	12.0997	14.6629	7,306
	2003	10.0000	12.0997	7,152

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 8	2004	12.0839	14.6137	1,356
	2003	10.0000	12.0839	1,368

Lord Abbett Series Fund International Portfolio - Level 1	2004	11.5285	13.6855	2,239
	2003	8.2983	11.5285	2,255
	2002	10.0000	8.2983	826

Lord Abbett Series Fund International Portfolio - Level 2	2004	11.4872	13.6087	6,405
	2003	8.2855	11.4872	6,199
	2002	10.0000	8.2855	4,830

Lord Abbett Series Fund International Portfolio - Level 3	2004	11.4770	13.5896	6,926
	2003	8.2823	11.4770	0
	2002	10.0000	8.2823	0

Lord Abbett Series Fund International Portfolio - Level 4	2004	11.4460	13.5322	184
	2003	8.2726	11.4460	202
	2002	10.0000	8.2726	0

Lord Abbett Series Fund International Portfolio - Level 5	2004	11.4357	13.5131	0
	2003	8.2694	11.4357	0
	2002	10.0000	8.2694	0

Lord Abbett Series Fund International Portfolio - Level 6	2004	11.4049	13.4560	0
	2003	8.2597	11.4049	0
	2002	10.0000	8.2597	0

Lord Abbett Series Fund International Portfolio - Level 7	2004	12.9760	15.3018	0
	2003	10.0000	12.9760	0

Lord Abbett Series Fund International Portfolio - Level 8	2004	12.9591	15.2505	0
	2003	10.0000	12.9591	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	8.9036	9.7005	9,625
	2003	7.0533	8.9036	10,700
	2002	10.0000	7.0533	2,405

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	8.8717	9.6460	1,368
	2003	7.0423	8.8717	2,350
	2002	10.0000	7.0423	103

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	8.8637	9.6325	0
	2003	7.0396	8.8637	0
	2002	10.0000	7.0396	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	8.8398	9.5917	6,499
	2003	7.0313	8.8398	5,117
	2002	10.0000	7.0313	3,394

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	8.8319	9.5782	0
	2003	7.0286	8.8319	0
	2002	10.0000	7.0286	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	8.8080	9.5377	0
	2003	7.0204	8.8080	0
	2002	10.0000	7.0204	0

MFS/Sun Life Capital Appreciation S Class - Level 7	2004	11.2631	12.1899	0
	2003	10.0000	11.2631	0

MFS/Sun Life Capital Appreciation S Class - Level 8	2004	11.2484	12.1490	0
	2003	10.0000	11.2484	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	8.8475	9.8292	3,731
	2003	6.8598	8.8475	3,161
	2002	10.0000	6.8598	987

MFS/Sun Life Emerging Growth S Class - Level 2	2004	8.8158	9.7740	43
	2003	6.8492	8.8158	3,385
	2002	10.0000	6.8492	522

MFS/Sun Life Emerging Growth S Class - Level 3	2004	8.8079	9.7603	0
	2003	6.8465	8.8079	0
	2002	10.0000	6.8465	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	8.7842	9.7190	3,624
	2003	6.8385	8.7842	3,630
	2002	10.0000	6.8385	446

MFS/Sun Life Emerging Growth S Class - Level 5	2004	8.7763	9.7053	0
	2003	6.8358	8.7763	0
	2002	10.0000	6.8358	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	8.7526	9.6642	0
	2003	6.8278	8.7526	0
	2002	10.0000	6.8278	0

MFS/Sun Life Emerging Growth S Class - Level 7	2004	11.5131	12.7058	0
	2003	10.0000	11.5131	0

MFS/Sun Life Emerging Growth S Class - Level 8	2004	11.4981	12.6632	0
	2003	10.0000	11.4981	0

MFS/Sun Life High Yield S Class - Level 1	2004	11.9483	12.8517	13,362
	2003	10.0230	11.9483	14,610
	2002	10.0000	10.0230	6,686

MFS/Sun Life High Yield S Class - Level 2	2004	11.9055	12.7795	51,832
	2003	10.0075	11.9055	56,125
	2002	10.0000	10.0075	19,315

MFS/Sun Life High Yield S Class - Level 3	2004	11.8949	12.7616	0
	2003	10.0036	11.8949	0
	2002	10.0000	10.0036	0

MFS/Sun Life High Yield S Class - Level 4	2004	11.8628	12.7077	47,187
	2003	9.9919	11.8628	46,690
	2002	10.0000	9.9919	8,329

MFS/Sun Life High Yield S Class - Level 5	2004	11.8522	12.6898	0
	2003	9.9880	11.8522	0
	2002	10.0000	9.9880	0

MFS/Sun Life High Yield S Class - Level 6	2004	11.8202	12.6361	793
	2003	9.9764	11.8202	3,403
	2002	10.0000	9.9764	2,565

MFS/Sun Life High Yield S Class - Level 7	2004	10.9088	11.6559	0
	2003	10.0000	10.9088	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.8946	11.6168	0
	2003	10.0000	10.8946	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.8376	11.0368	105,021
	2003	10.8172	10.8376	123,194
	2002	10.0000	10.8172	40,351

MFS/Sun Life Government Securities S Class - Level 2	2004	10.7988	10.9748	98,754
	2003	10.8005	10.7988	149,053
	2002	10.0000	10.8005	82,236

MFS/Sun Life Government Securities S Class - Level 3	2004	10.7891	10.9594	0
	2003	10.7963	10.7891	0
	2002	10.0000	10.7963	487

MFS/Sun Life Government Securities S Class - Level 4	2004	10.7601	10.9131	51,777
	2003	10.7837	10.7601	61,780
	2002	10.0000	10.7837	28,183

MFS/Sun Life Government Securities S Class - Level 5	2004	10.7504	10.8977	0
	2003	10.7795	10.7504	0
	2002	10.0000	10.7795	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.7214	10.8516	2,369
	2003	10.7669	10.7214	8,734
	2002	10.0000	10.7669	8,257

MFS/Sun Life Government Securities S Class - Level 7	2004	9.8525	9.9670	0
	2003	10.0000	9.8525	0

MFS/Sun Life Government Securities S Class - Level 8	2004	9.8396	9.9336	0
	2003	10.0000	9.8396	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1	2004	8.8055	9.4701	15,908
	2003	7.2881	8.8055	14,863
	2002	10.0000	7.2881	8,657

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2	2004	8.7739	9.4169	14,738
	2003	7.2767	8.7739	48,930
	2002	10.0000	7.2767	13,802

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 3	2004	8.7661	9.4037	0
	2003	7.2739	8.7661	0
	2002	10.0000	7.2739	689

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4	2004	8.7424	9.3639	53,205
	2003	7.2654	8.7424	41,552
	2002	10.0000	7.2654	11,704

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 5	2004	8.7346	9.3507	0
	2003	7.2626	8.7346	0
	2002	10.0000	7.2626	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 6	2004	8.7110	9.3112	0
	2003	7.2541	8.7110	0
	2002	10.0000	7.2541	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 7	2004	11.0844	11.8420	0
	2003	10.0000	11.0844	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 8	2004	11.0699	11.8023	0
	2003	10.0000	11.0699	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 1	2004	9.3083	10.2290	5,083
	2003	7.7292	9.3083	3,285
	2002	10.0000	7.7292	541

MFS/Sun Life Massachusetts Investors Trust S Class - Level 2	2004	9.2750	10.1716	12,855
	2003	7.7171	9.2750	13,108
	2002	10.0000	7.7171	10,390

MFS/Sun Life Massachusetts Investors Trust S Class - Level 3	2004	9.2667	10.1573	0
	2003	7.7142	9.2667	0
	2002	10.0000	7.7142	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 4	2004	9.2417	10.1143	11,417
	2003	7.7051	9.2417	9,349
	2002	10.0000	7.7051	3,309

MFS/Sun Life Massachusetts Investors Trust S Class - Level 5	2004	9.2334	10.1001	0
	2003	7.7021	9.2334	0
	2002	10.0000	7.7021	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 6	2004	9.2084	10.0573	0
	2003	7.6931	9.2084	0
	2002	10.0000	7.6931	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 7	2004	11.3607	12.4016	0
	2003	10.0000	11.3607	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 8	2004	11.3458	12.3600	0
	2003	10.0000	11.3458	0

MFS/Sun Life New Discovery S Class - Level 1	2004	8.8995	9.3838	115,177
	2003	6.7021	8.8995	97,656
	2002	10.0000	6.7021	26,302

MFS/Sun Life New Discovery S Class - Level 2	2004	8.8676	9.3311	243,033
	2003	6.6917	8.8676	213,182
	2002	10.0000	6.6917	92,793

MFS/Sun Life New Discovery S Class - Level 3	2004	8.8597	9.3180	10,023
	2003	6.6891	8.8597	19,892
	2002	10.0000	6.6891	3,657

MFS/Sun Life New Discovery S Class - Level 4	2004	8.8358	9.2786	208,826
	2003	6.6813	8.8358	194,482
	2002	10.0000	6.6813	80,927

MFS/Sun Life New Discovery S Class - Level 5	2004	8.8278	9.2655	2,255
	2003	6.6786	8.8278	2,079
	2002	10.0000	6.6786	0

MFS/Sun Life New Discovery S Class - Level 6	2004	8.8040	9.2263	25,824
	2003	6.6708	8.8040	22,546
	2002	10.0000	6.6708	9,902

MFS/Sun Life New Discovery S Class - Level 7	2004	12.3136	12.8978	7,649
	2003	10.0000	12.3136	6,512

MFS/Sun Life New Discovery S Class - Level 8	2004	12.2976	12.8545	1,196
	2003	10.0000	12.2976	1,037

MFS/Sun Life Total Return S Class - Level 1	2004	10.3608	11.3249	183,946
	2003	9.0168	10.3608	127,754
	2002	10.0000	9.0168	13,226

MFS/Sun Life Total Return S Class - Level 2	2004	10.3237	11.2613	213,512
	2003	9.0028	10.3237	194,187
	2002	10.0000	9.0028	35,156

MFS/Sun Life Total Return S Class - Level 3	2004	10.3144	11.2456	1,260
	2003	8.9994	10.3144	1,260
	2002	10.0000	8.9994	578

MFS/Sun Life Total Return S Class - Level 4	2004	10.2866	11.1980	132,921
	2003	8.9888	10.2866	102,767
	2002	10.0000	8.9888	35,621

MFS/Sun Life Total Return S Class - Level 5	2004	10.2774	11.1822	0
	2003	8.9853	10.2774	0
	2002	10.0000	8.9853	0

MFS/Sun Life Total Return S Class - Level 6	2004	10.2496	11.1349	27,763
	2003	8.9748	10.2496	7,521
	2002	10.0000	8.9748	0

MFS/Sun Life Total Return S Class - Level 7	2004	10.9869	11.9297	7,140
	2003	10.0000	10.9869	0

MFS/Sun Life Total Return S Class - Level 8	2004	10.9726	11.8897	0
	2003	10.0000	10.9726	0

MFS/Sun Life Utilities S Class - Level 1	2004	10.6275	13.5888	503
	2003	7.9436	10.6275	660
	2002	10.0000	7.9436	158

MFS/Sun Life Utilities S Class - Level 2	2004	10.5894	13.5125	17,221
	2003	7.9313	10.5894	13,391
	2002	10.0000	7.9313	6,499

MFS/Sun Life Utilities S Class - Level 3	2004	10.5799	13.4936	0
	2003	7.9282	10.5799	0
	2002	10.0000	7.9282	0

MFS/Sun Life Utilities S Class - Level 4	2004	10.5514	13.4365	18,654
	2003	7.9189	10.5514	8,833
	2002	10.0000	7.9189	0

MFS/Sun Life Utilities S Class - Level 5	2004	10.5419	13.4176	0
	2003	7.9158	10.5419	0
	2002	10.0000	7.9158	0

MFS/Sun Life Utilities S Class - Level 6	2004	10.5135	13.3609	0
	2003	7.9066	10.5135	2,966
	2002	10.0000	7.9066	3,228

MFS/Sun Life Utilities S Class - Level 7	2004	11.9767	15.2125	0
	2003	10.0000	11.9767	0

MFS/Sun Life Utilities S Class - Level 8	2004	11.9610	15.1616	0
	2003	10.0000	11.9610	0

PIMCO Real Return Bond Portfolio - Level 1	2004	10.7873	11.5551	63,844
	2003	10.0761	10.7873	48,525
	2002	10.0000	10.0761	0

PIMCO Real Return Bond Portfolio - Level 2	2004	10.7599	11.5022	32,856
	2003	10.0710	10.7599	35,354
	2002	10.0000	10.0710	6,866

PIMCO Real Return Bond Portfolio - Level 3	2004	10.7530	11.4890	0
	2003	10.0697	10.7530	0
	2002	10.0000	10.0697	0

PIMCO Real Return Bond Portfolio - Level 4	2004	10.7324	11.4494	21,341
	2003	10.0658	10.7324	8,617
	2002	10.0000	10.0658	0

PIMCO Real Return Bond Portfolio - Level 5	2004	10.7256	11.4362	0
	2003	10.0645	10.7256	0
	2002	10.0000	10.0645	0

PIMCO Real Return Bond Portfolio - Level 6	2004	10.7050	11.3967	2,258
	2003	10.0606	10.7050	2,301
	2002	10.0000	10.0606	0

PIMCO Real Return Bond Portfolio - Level 7	2004	10.1672	10.8186	0
	2003	10.0000	10.1672	0

PIMCO Real Return Bond Portfolio - Level 8	2004	10.1539	10.7823	0
	2003	10.0000	10.1539	0

PIMCO Total Return Portfolio - Level 1	2004	10.5473	10.8802	218,205
	2003	10.2092	10.5473	195,788
	2002	10.0000	10.2092	35,076

PIMCO Total Return Bond Portfolio - Level 2	2004	10.5204	10.8303	486,796
	2003	10.2040	10.5204	436,206
	2002	10.0000	10.2040	221,683

PIMCO Total Return Bond Portfolio - Level 3	2004	10.5138	10.8180	9,234
	2003	10.2027	10.5138	6,756
	2002	10.0000	10.2027	1,802

PIMCO Total Return Bond Portfolio - Level 4	2004	10.4936	10.7806	318,522
	2003	10.1987	10.4936	290,595
	2002	10.0000	10.1987	100,266

PIMCO Total Return Bond Portfolio - Level 5	2004	10.4869	10.7682	2,499
	2003	10.1974	10.4869	2,278
	2002	10.0000	10.1974	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.4668	10.7311	78,478
	2003	10.1935	10.4668	78,530
	2002	10.0000	10.1935	33,742

PIMCO Total Return Bond Portfolio - Level 7	2004	9.9695	10.2161	29,976
	2003	10.0000	9.9695	27,188

PIMCO Total Return Bond Portfolio - Level 8	2004	9.9565	10.1818	2,860
	2003	10.0000	9.9565	2,448

PIMCO Emerging Markets Bond Portfolio - Level 1	2004	15.0517	16.5972	80,418
	2003	11.6213	15.0517	66,953
	2002	10.0000	11.6213	18,018

PIMCO Emerging Markets Bond Portfolio - Level 2	2004	15.0134	16.5213	137,687
	2003	11.6153	15.0134	123,494
	2002	10.0000	11.6153	54,500

PIMCO Emerging Markets Bond Portfolio - Level 3	2004	15.0039	16.5024	5,352
	2003	11.6139	15.0039	4,168
	2002	10.0000	11.6139	1,412

PIMCO Emerging Markets Bond Portfolio - Level 4	2004	14.9752	16.4455	112,469
	2003	11.6094	14.9752	111,618
	2002	10.0000	11.6094	55,050

PIMCO Emerging Markets Bond Portfolio - Level 5	2004	14.9656	16.4266	1,523
	2003	11.6079	14.9656	1,452
	2002	10.0000	11.6079	0

PIMCO Emerging Markets Bond Portfolio - Level 6	2004	14.9369	16.3699	20,908
	2003	11.6034	14.9369	20,127
	2002	10.0000	11.6034	13,761

PIMCO Emerging Markets Bond Portfolio - Level 7	2004	10.6227	11.6359	11,442
	2003	10.0000	10.6227	10,425

PIMCO Emerging Markets Bond Portfolio - Level 8	2004	10.6089	11.5969	1,762
	2003	10.0000	10.6089	1,615

PIMCO High Yield Portfolio - Level 1	2004	13.0884	14.1029	108,458
	2003	10.8274	13.0884	89,868
	2002	10.0000	10.8274	16,263

PIMCO High Yield Portfolio - Level 2	2004	13.0551	14.0383	195,015
	2003	10.8218	13.0551	173,147
	2002	10.0000	10.8218	48,081

PIMCO High Yield Portfolio - Level 3	2004	13.0468	14.0222	7,978
	2003	10.8204	13.0468	5,813
	2002	10.0000	10.8204	1,194

PIMCO High Yield Portfolio - Level 4	2004	13.0218	13.9739	171,493
	2003	10.8163	13.0218	164,081
	2002	10.0000	10.8163	51,316

PIMCO High Yield Portfolio - Level 5	2004	13.0135	13.9578	1,783
	2003	10.8149	13.0135	1,689
	2002	10.0000	10.8149	0

PIMCO High Yield Portfolio - Level 6	2004	12.9885	13.9097	33,355
	2003	10.8107	12.9885	31,232
	2002	10.0000	10.8107	10,383

PIMCO High Yield Portfolio - Level 7	2004	10.7581	11.5151	13,395
	2003	10.0000	10.7581	11,916

PIMCO High Yield Portfolio - Level 8	2004	10.7440	11.4765	2,122
	2003	10.0000	10.7440	1,907

Rydex VT Nova Fund - Level 1	2004	8.7181	9.8276	0
	2003	6.3684	8.7181	0
	2002	10.0000	6.3684	0

Rydex VT Nova Fund - Level 2	2004	8.6868	9.7724	10,235
	2003	6.3585	8.6868	10,866
	2002	10.0000	6.3585	3,945

Rydex VT Nova Fund - Level 3	2004	8.6791	9.7587	0
	2003	6.3560	8.6791	0
	2002	10.0000	6.3560	0

Rydex VT Nova Fund - Level 4	2004	8.6556	9.7174	306
	2003	6.3486	8.6556	307
	2002	10.0000	6.3486	19

Rydex VT Nova Fund - Level 5	2004	8.6479	9.7037	0
	2003	6.3461	8.6479	0
	2002	10.0000	6.3461	0

Rydex VT Nova Fund - Level 6	2004	8.6245	9.6627	0
	2003	6.3386	8.6245	0
	2002	10.0000	6.3386	0

Rydex VT Nova Fund - Level 7	2004	12.5290	14.0300	0
	2003	10.0000	12.5290	0

Rydex VT Nova Fund - Level 8	2004	12.5127	13.9830	0
	2003	10.0000	12.5127	0

Rydex VT OTC Fund - Level 1	2004	9.4178	10.1277	268
	2003	6.5849	9.4178	126
	2002	10.0000	6.5849	0

Rydex VT OTC Fund - Level 2	2004	9.3840	10.0708	106,024
	2003	6.5747	9.3840	128,226
	2002	10.0000	6.5747	5,466

Rydex VT OTC Fund - Level 3	2004	9.3756	10.0567	0
	2003	6.5721	9.3756	0
	2002	10.0000	6.5721	0

Rydex VT OTC Fund - Level 4	2004	9.3504	10.0142	215
	2003	6.5644	9.3504	433
	2002	10.0000	6.5644	0

Rydex VT OTC Fund - Level 5	2004	9.3420	10.0001	0
	2003	6.5619	9.3420	0
	2002	10.0000	6.5619	0

Rydex VT OTC Fund - Level 6	2004	9.3167	9.9578	0
	2003	6.5542	9.3167	0
	2002	10.0000	6.5542	0

Rydex VT OTC Fund - Level 7	2004	12.2210	13.0552	0
	2003	10.0000	12.2210	0

Rydex VT OTC Fund - Level 8	2004	12.2051	13.0114	0
	2003	10.0000	12.2051	0

Sun Capital Money Market Fund - Level 1	2004	9.8451	9.7536	179,301
	2003	9.9555	9.8451	155,239
	2002	10.0000	9.9555	18,573

Sun Capital Money Market Fund - Level 2	2004	9.8098	9.6988	269,137
	2003	9.9401	9.8098	92,851
	2002	10.0000	9.9401	27,221

Sun Capital Money Market Fund - Level 3	2004	9.8010	9.6852	1,659
	2003	9.9362	9.8010	1,164
	2002	10.0000	9.9362	0

Sun Capital Money Market Fund - Level 4	2004	9.7746	9.6442	83,990
	2003	9.9246	9.7746	105,399
	2002	10.0000	9.9246	28,386

Sun Capital Money Market Fund - Level 5	2004	9.7658	9.6306	0
	2003	9.9208	9.7658	0
	2002	10.0000	9.9208	0

Sun Capital Money Market Fund - Level 6	2004	9.7395	9.5899	32,797
	2003	9.9092	9.7395	19,210
	2002	10.0000	9.9092	882

Sun Capital Money Market Fund - Level 7	2004	9.8819	9.7252	7,364
	2003	10.0000	9.8819	6,288

Sun Capital Money Market Fund - Level 8	2004	9.8690	9.6926	899
	2003	10.0000	9.8690	731

Sun Capital Real Estate Fund - Level 1	2004	12.7862	16.7645	51,449
	2003	9.5629	12.7862	51,924
	2002	10.0000	9.5629	12,438

Sun Capital Real Estate Fund - Level 2	2004	12.7404	16.6705	93,893
	2003	9.5481	12.7404	101,324
	2002	10.0000	9.5481	33,380

Sun Capital Real Estate Fund - Level 3	2004	12.7290	16.6471	3,750
	2003	9.5444	12.7290	3,200
	2002	10.0000	9.5444	745

Sun Capital Real Estate Fund - Level 4	2004	12.6947	16.5768	98,970
	2003	9.5332	12.6947	109,458
	2002	10.0000	9.5332	48,624

Sun Capital Real Estate Fund - Level 5	2004	12.6833	16.5534	871
	2003	9.5295	12.6833	952
	2002	10.0000	9.5295	0

Sun Capital Real Estate Fund - Level 6	2004	12.6491	16.4834	15,710
	2003	9.5184	12.6491	22,783
	2002	10.0000	9.5184	11,811

Sun Capital Real Estate Fund - Level 7	2004	12.1569	15.8339	4,530
	2003	0.0000	12.1569	4,895

Sun Capital Real Estate Fund - Level 8	2004	12.1410	15.7808	681
	2003	0.0000	12.1410	742

SC Select Equity Fund - Level 1	2004	9.6138	10.0000	0
	2003	7.4631	9.6138	191
	2002	10.0000	7.4631	0

SC Select Equity Fund - Level 2	2004	9.5793	10.0000	0
	2003	7.4515	9.5793	2,005
	2002	10.0000	7.4515	0

SC Select Equity Fund - Level 3	2004	9.5708	10.0000	0
	2003	7.4486	9.5708	0
	2002	10.0000	7.4486	0

SC Select Equity Fund - Level 4	2004	9.5449	10.0000	0
	2003	7.4399	9.5449	980
	2002	10.0000	7.4399	576

SC Select Equity Fund - Level 5	2004	9.5363	10.0000	0
	2003	7.4370	9.5363	0
	2002	10.0000	7.4370	0

SC Select Equity Fund - Level 6	2004	9.5106	10.0000	0
	2003	7.4283	9.5106	0
	2002	10.0000	7.4283	0

SC Select Equity Fund - Level 7	2004	11.9973	10.0000	0
	2003	10.0000	11.9973	0

SC Select Equity Fund - Level 8	2004	11.9817	10.0000	0
	2003	10.0000	11.9817	0

SC Blue Chip Mid Cap Fund - Level 1	2004	10.8048	12.3415	52,179
	2003	8.0722	10.8048	50,989
	2002	10.0000	8.0722	13,731

SC Blue Chip Mid Cap Fund - Level 2	2004	10.7661	12.2722	86,805
	2003	8.0597	10.7661	84,330
	2002	10.0000	8.0597	38,178

SC Blue Chip Mid Cap Fund - Level 3	2004	10.7565	12.2550	5,484
	2003	8.0565	10.7565	4,071
	2002	10.0000	8.0565	939

SC Blue Chip Mid Cap Fund - Level 4	2004	10.7275	12.2032	154,206
	2003	8.0471	10.7275	138,487
	2002	10.0000	8.0471	53,402

SC Blue Chip Mid Cap Fund - Level 5	2004	10.7178	12.1860	1,294
	2003	8.0440	10.7178	1,276
	2002	10.0000	8.0440	0

SC Blue Chip Mid Cap Fund - Level 6	2004	10.6889	12.1345	6,952
	2003	8.0346	10.6889	6,833
	2002	10.0000	8.0346	5,435

SC Blue Chip Mid Cap Fund - Level 7	2004	12.1391	13.7737	3,199
	2003	10.0000	12.1391	3,214

SC Blue Chip Mid Cap Fund - Level 8	2004	12.1233	13.7276	159
	2003	10.0000	12.1233	160

SC Davis Venture Value Fund - Level 1	2004	10.7127	11.8475	18,496
	2003	8.3464	10.7127	18,485
	2002	10.0000	8.3464	11,546

SC Davis Venture Value Fund - Level 2	2004	10.6743	11.7810	61,697
	2003	8.3334	10.6743	52,641
	2002	10.0000	8.3334	20,338

SC Davis Venture Value Fund - Level 3	2004	10.6648	11.7645	0
	2003	8.3302	10.6648	0
	2002	10.0000	8.3302	0

SC Davis Venture Value Fund - Level 4	2004	10.6360	11.7148	63,191
	2003	8.3205	10.6360	64,101
	2002	10.0000	8.3205	37,746

SC Davis Venture Value Fund - Level 5	2004	10.6265	11.6982	0
	2003	8.3172	10.6265	0
	2002	10.0000	8.3172	0

SC Davis Venture Value Fund - Level 6	2004	10.5978	11.6488	0
	2003	8.3075	10.5978	0
	2002	10.0000	8.3075	0

SC Davis Venture Value Fund - Level 7	2004	12.1291	13.3250	0
	2003	10.0000	12.1291	0

SC Davis Venture Value Fund - Level 8	2004	12.1132	13.2803	0
	2003	10.0000	12.1132	0

SC Davis Financial Fund - Level 1	2004	10.6661	10.0000	0
	2003	8.0677	10.6661	641
	2002	10.0000	8.0677	109

SC Davis Financial Fund - Level 2	2004	10.6279	10.0000	0
	2003	8.0552	10.6279	1,819
	2002	10.0000	8.0552	580

SC Davis Financial Fund - Level 3	2004	10.6184	10.0000	0
	2003	8.0521	10.6184	0
	2002	10.0000	8.0521	0

SC Davis Financial Fund - Level 4	2004	10.5897	10	0
	2003	8.0427	10.5897	3,356
	2002	10.0000	8.0427	2,092

SC Davis Financial Fund - Level 5	2004	10.5802	10	0
	2003	8.0395	10.5802	0
	2002	10.0000	8.0395	0

SC Davis Financial Fund - Level 6	2004	10.5517	10.0000	0
	2003	8.0301	10.5517	0
	2002	10.0000	8.0301	0

SC Davis Financial Fund - Level 7	2004	12.4157	10.0000	0
	2003	10.0000	12.4157	0

SC Davis Financial Fund - Level 8	2004	12.3995	10.0000	0
	2003	10.0000	12.3995	0

SC Investors Foundation Fund - Level 1	2004	9.5915	10.0000	0
	2003	7.5483	9.5915	191
	2002	10.0000	7.5483	0

SC Investors Foundation Fund - Level 2	2004	9.5572	10.0000	0
	2003	7.5365	9.5572	793
	2002	10.0000	7.5365	770

SC Investors Foundation Fund - Level 3	2004	9.5486	10.0000	0
	2003	7.5336	9.5486	0
	2002	10.0000	7.5336	0

SC Investors Foundation Fund - Level 4	2004	9.5229	10.0000	0
	2003	7.5248	9.5229	198
	2002	10.0000	7.5248	115

SC Investors Foundation Fund - Level 5	2004	9.5143	10.0000	0
	2003	7.5219	9.5143	0
	2002	10.0000	7.5219	0

SC Investors Foundation Fund - Level 6	2004	9.4886	10.0000	0
	2003	7.5131	9.4886	0
	2002	10.0000	7.5131	0

SC Investors Foundation Fund - Level 7	2004	11.8917	10.0000	0
	2003	10.0000	11.8917	0

SC Investors Foundation Fund - Level 8	2004	11.8762	10.0000	0
	2003	10.0000	11.8762	0

Sun Capital Investment Grade Bond Fund - Level 1	2004	11.1938	11.7155	60,538
	2003	10.3798	11.1938	54,989
	2002	10.0000	10.3798	11,539

Sun Capital Investment Grade Bond Fund - Level 2	2004	11.1537	11.6498	97,053
	2003	10.3637	11.1537	118,142
	2002	10.0000	10.3637	64,397

Sun Capital Investment Grade Bond Fund - Level 3	2004	11.1437	11.6334	0
	2003	10.3597	11.1437	0
	2002	10.0000	10.3597	0

Sun Capital Investment Grade Bond Fund - Level 4	2004	11.1137	11.5842	38,703
	2003	10.3476	11.1137	39,283
	2002	10.0000	10.3476	32,071

Sun Capital Investment Grade Bond Fund - Level 5	2004	11.1037	11.5679	0
	2003	10.3436	11.1037	0
	2002	10.0000	10.3436	0

Sun Capital Investment Grade Bond Fund - Level 6	2004	11.0737	11.5190	744
	2003	10.3315	11.0737	0
	2002	10.0000	10.3315	2,292

Sun Capital Investment Grade Bond Fund - Level 7	2004	10.2027	10.6075	0
	2003	10.0000	10.2027	0

Sun Capital Investment Grade Bond Fund - Level 8	2004	10.1894	10.5719	0
	2003	10.0000	10.1894	0

SC Value Equity Fund - Level 1	2004	9.4683	10.0000	0
	2003	7.2516	9.4683	4,727
	2002	10.0000	7.2516	922

SC Value Equity Fund - Level 2	2004	9.4343	10.0000	0
	2003	7.2403	9.4343	3,878
	2002	10.0000	7.2403	61

SC Value Equity Fund - Level 3	2004	9.4259	10.0000	0
	2003	7.2375	9.4259	0
	2002	10.0000	7.2375	0

SC Value Equity Fund - Level 4	2004	9.4005	10.0000	0
	2003	7.2291	9.4005	546
	2002	10.0000	7.2291	548

SC Value Equity Fund - Level 5	2004	9.3920	10.0000	0
	2003	7.2262	9.3920	0
	2002	10.0000	7.2262	0

SC Value Equity Fund - Level 6	2004	9.3667	10.0000
	2003	7.2178	9.3667	0
	2002	10.0000	7.2178	0

SC Value Equity Fund - Level 7	2004	11.8939	10.0000	0
	2003	10.0000	11.8939	0

SC Value Equity Fund - Level 8	2004	11.8784	10.0000	0
	2003	10.0000	11.8784	0

SC Value Managed Fund - Level 1	2004	9.7924	10.0000	0
	2003	7.7139	9.7924	163
	2002	10.0000	7.7139	0

SC Value Managed Fund - Level 2	2004	9.7573	10.0000	0
	2003	7.7019	9.7573	11,752
	2002	10.0000	7.7019	0

SC Value Managed Fund - Level 3	2004	9.7486	10.0000	0
	2003	7.6989	9.7486	0
	2002	10.0000	7.6989	0

SC Value Managed Fund - Level 4	2004	9.7223	10.0000	0
	2003	7.6899	9.7223	2,571
	2002	10.0000	7.6899	1,944

SC Value Managed Fund - Level 5	2004	9.7135	10.0000	0
	2003	7.6869	9.7135	0
	2002	10.0000	7.6869	0

SC Value Managed Fund - Level 6	2004	9.6873	10.0000	0
	2003	7.6779	9.6873	0
	2002	10.0000	7.6779	0

SC Value Managed Fund - Level 7	2004	11.9563	10.0000	0
	2003	10.0000	11.9563	0

SC Value Managed Fund - Level 8	2004	11.9407	10.0000	0
	2003	10.0000	11.9407	0

SC Value Mid Cap Fund - Level 1	2004	11.5438	10.0000	0
	2003	8.8893	11.5438	17,017
	2002	10.0000	8.8893	8,526

SC Value Mid Cap Fund - Level 2	2004	11.5025	10.0000	0
	2003	8.8755	11.5025	10,121
	2002	10.0000	8.8755	582

SC Value Mid Cap Fund - Level 3	2004	11.4922	10.0000	0
	2003	8.8721	11.4922	0
	2002	10.0000	8.8721	0

SC Value Mid Cap Fund - Level 4	2004	11.4612	10.0000	0
	2003	8.8617	11.4612	10,011
	2002	10.0000	8.8617	8,820

SC Value Mid Cap Fund - Level 5	2004	11.4509	10.0000	0
	2003	8.8583	11.4509	0
	2002	10.0000	8.8583	0

SC Value Mid Cap Fund - Level 6	2004	11.4200	10.0000	0
	2003	8.8479	11.4200	8,687
	2002	10.0000	8.8479	0

SC Value Mid Cap Fund - Level 7	2004	12.3511	10.0000	0
	2003	10.0000	12.3511	0

SC Value Mid Cap Fund - Level 8	2004	12.3350	10.0000	0
	2003	10.0000	12.3350	0

SC Value Small Cap Fund - Level 1	2004	10.1574	11.8306	116,731
	2003	7.2925	10.1574	105,222
	2002	10.0000	7.2925	36,402

SC Value Small Cap Fund - Level 2	2004	10.1211	11.7642	178,561
	2003	7.2812	10.1211	170,061
	2002	10.0000	7.2812	65,645

SC Value Small Cap Fund - Level 3	2004	10.1120	11.7477	20,108
	2003	7.2783	10.1120	18,148
	2002	10.0000	7.2783	3,370

SC Value Small Cap Fund - Level 4	2004	10.0848	11.6980	209,767
	2003	7.2698	10.0848	196,507
	2002	10.0000	7.2698	74,183

SC Value Small Cap Fund - Level 5	2004	10.0757	11.6815	1,863
	2003	7.2670	10.0757	1,849
	2002	10.0000	7.2670	0

SC Value Small Cap Fund - Level 6	2004	10.0485	11.6321	24,773
	2003	7.2585	10.0485	20,899
	2002	10.0000	7.2585	9,137

SC Value Small Cap Fund - Level 7	2004	13.0724	15.1248	6,693
	2003	10.0000	13.0724	6,322

SC Value Small Cap Fund - Level 8	2004	13.0554	15.0741	1,026
	2003	10.0000	13.0554	983

Neuberger Berman Mid Cap Value Fund - Level 1	2004	11.4235	10.0000	0
	2003	8.5183	11.4235	5,440
	2002	10.0000	8.5183	4,853

Neuberger Berman Mid Cap Value Fund - Level 2	2004	11.3826	10.0000	0
	2003	8.5051	11.3826	14,987
	2002	10.0000	8.5051	1,293

Neuberger Berman Mid Cap Value Fund - Level 3	2004	11.3724	10.0000	0
	2003	8.5018	11.3724	0
	2002	10.0000	8.5018	0

Neuberger Berman Mid Cap Value Fund - Level 4	2004	11.3418	10.0000	0
	2003	8.4919	11.3418	3,965
	2002	10.0000	8.4919	1,544

Neuberger Berman Mid Cap Value Fund - Level 5	2004	11.3316	10.0000	0
	2003	8.4886	11.3316	0
	2002	10.0000	8.48857	0

Neuberger Berman Mid Cap Value Fund - Level 6	2004	11.3010	10.0000	0
	2003	8.4786	11.3010	0
	2002	10.0000	8.47864	0

Neuberger Berman Mid Cap Value Fund - Level 7	2004	12.5737	10.0000	0
	2003	10.0000	12.5737	0

Neuberger Berman Mid Cap Value Fund - Level 8	2004	12.5573	10.0000	0
	2003	10.0000	12.5573	0

Neuberger Berman Mid Cap Growth Fund - Level 1	2004	8.9909	10.0000	0
	2003	7.0821	8.9909	2,291
	2002	10.0000	7.0821	988

Neuberger Berman Mid Cap Growth Fund - Level 2	2004	8.9587	10.0000	0
	2003	7.0711	8.9587	71,276
	2002	10.0000	7.0711	9,749

Neuberger Berman Mid Cap Growth Fund - Level 3	2004	8.9507	10.0000	0
	2003	7.0684	8.9507	0
	2002	10.0000	7.0684	0

Neuberger Berman Mid Cap Growth Fund - Level 4	2004	8.9265	10.0000	0
	2003	7.0601	8.9265	6,871
	2002	10.0000	7.0601	3,253

Neuberger Berman Mid Cap Growth Fund - Level 5	2004	8.9185	10.0000	0
	2003	7.0573	8.9185	0
	2002	10.0000	7.0573	0

Neuberger Berman Mid Cap Growth Fund - Level 6	2004	8.8944	10.0000	0
	2003	7.0491	8.8944	0
	2002	10.0000	7.0491	0

Neuberger Berman Mid Cap Growth Fund - Level 7	2004	11.6112	10.0000	0
	2003	10.0000	11.6112	0

Neuberger Berman Mid Cap Growth Fund - Level 8	2004	11.5961	10.0000	0
	2003	10.0000	11.5961	0

SC Alger Growth Fund - Level 1	2004	9.2918	10.0000	0
	2003	7.0362	9.2918	8,897
	2002	10.0000	7.0362	6,610

SC Alger Growth Fund - Level 2	2004	9.2586	10.0000	0
	2003	7.0252	9.2586	52,029
	2002	10.0000	7.0252	28,008

SC Alger Growth Fund - Level 3	2004	9.2503	10.0000	0
	2003	7.0225	9.2503	0
	2002	10.0000	7.0225	0

SC Alger Growth Fund - Level 4	2004	9.2253	10.0000	0
	2003	7.0143	9.2253	1,663
	2002	10.0000	7.0143	1,181

SC Alger Growth Fund - Level 5	2004	9.2170	10.0000	0
	2003	7.0116	9.2170	0
	2002	10.0000	7.0116	0

SC Alger Growth Fund - Level 6	2004	9.1921	10.0000	0
	2003	7.0034	9.1921	1,083
	2002	10.0000	7.0034	0

SC Alger Growth Fund - Level 7	2004	11.7889	10.0000	0
	2003	10.0000	11.7889	0

SC Alger Growth Fund - Level 8	2004	11.7735	10.0000	0
	2003	10.0000	11.7735	0

SC Alger Income & Growth Fund - Level 1	2004	9.3416	10.0000	0
	2003	7.2873	9.3416	1,705
	2002	10.0000	7.2873	339

SC Alger Income & Growth Fund - Level 2	2004	9.3082	10.0000	0
	2003	7.2760	9.3082	17,165
	2002	10.0000	7.2760	3,492

SC Alger Income & Growth Fund - Level 3	2004	9.2999	10.0000	0
	2003	7.2731	9.2999	0
	2002	10.0000	7.2731	0

SC Alger Income & Growth Fund - Level 4	2004	9.2748	10.0000	0
	2003	7.2646	9.2748	9,463
	2002	10.0000	7.2646	9,227

SC Alger Income & Growth Fund - Level 5	2004	9.2664	10.0000	0
	2003	7.2618	9.2664	0
	2002	10.0000	7.2618	0

SC Alger Income & Growth Fund - Level 6	2004	9.2414	10.0000	0
	2003	7.2533	9.2414	0
	2002	10.0000	7.2533	0

SC Alger Income & Growth Fund - Level 7	2004	11.6257	10.0000	0
	2003	10.0000	11.6257	0

SC Alger Income & Growth Fund - Level 8	2004	11.6106	10.0000	0
	2003	10.0000	11.6106	0

SC Alger Small Capitalization Fund - Level 1	2004	10.6046	10.0000	0
	2003	7.5139	10.6046	2,203
	2002	10.0000	7.5139	258

SC Alger Small Capitalization Fund - Level 2	2004	10.5666	10.0000	0
	2003	7.5023	10.5666	2,382
	2002	10.0000	7.5023	642

SC Alger Small Capitalization Fund - Level 3	2004	10.5572	10.0000	0
	2003	7.4994	10.5572	0
	2002	10.0000	7.4994	0

SC Alger Small Capitalization Fund - Level 4	2004	10.5287	10.0000	0
	2003	7.4906	10.5287	2,578
	2002	10.0000	7.4906	0

SC Alger Small Capitalization Fund - Level 5	2004	10.5192	10.0000	0
	2003	7.4877	10.5192	0
	2002	10.0000	7.4877	0

SC Alger Small Capitalization Fund - Level 6	2004	10.4908	10.0000	0
	2003	7.4789	10.4908	11,807
	2002	10.0000	7.4789	3,394

SC Alger Small Capitalization Fund - Level 7	2004	12.9944	10.0000	0
	2003	10.0000	12.9944	0

SC Alger Small Capitalization Fund - Level 8	2004	12.9775	10.0000	0
	2003	10.0000	12.9775	0

Sun Capital All Cap Fund - Level 1	2004	11.2375	13.3049	314
	2003	7.4734	11.2375	18
	2002	10.0000	7.4734	0

Sun Capital All Cap Fund - Level 2	2004	11.1994	13.2327	0
	2003	7.4631	11.1994	0
	2002	10.0000	7.4631	0

Sun Capital All Cap Fund - Level 3	2004	11.1899	13.2148	0
	2003	7.4606	11.1899	0
	2002	10.0000	7.4606	0

Sun Capital All Cap Fund - Level 4	2004	11.1613	13.1607	3,981
	2003	7.4529	11.1613	0
	2002	10.0000	7.4529	0

Sun Capital All Cap Fund - Level 5	2004	11.1517	13.1428	0
	2003	7.4503	11.1517	0
	2002	10.0000	7.4503	0

Sun Capital All Cap Fund - Level 6	2004	11.1232	13.0890	0
	2003	7.4426	11.1232	0
	2002	10.0000	7.4426	0

Sun Capital All Cap Fund - Level 7	2004	12.7046	14.9423	0
	2003	10.0000	12.7046	0

Sun Capital All Cap Fund - Level 8	2004	12.6881	14.8922	0
	2003	10.0000	12.6881	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (888) 786-2435

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481